EXHIBIT 99.1

BRIGHAM MINERALS, INC.
REPORTS SECOND QUARTER 2020 OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - August 12, 2020 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced operating and financial results for the quarter ended June 30, 2020.

SECOND QUARTER 2020 OPERATIONAL AND FINANCIAL HIGHLIGHTS AND RECENT DEVELOPMENTS

•Daily production volumes of 8,854 Boe/d (71% liquids, 50% oil)
◦Production volumes up 31% from Q2 2019 with Permian production volumes up 73% from Q2 2019
◦Production volumes down 15% sequentially, largely driven by roughly 700 Boe/d of Q2 2020 production curtailments by our operators in response to the price collapse from COVID-19 demand destruction, which based on operator disclosures, we expect much of it to return on line in Q3 2020

•Mineral and royalty revenues totaling $12.5 million
◦Revenue down 46% from Q2 2019 driven by 58% lower realized pricing
◦Revenue down 56% sequentially from Q1 2020 primarily driven by 48% lower realized pricing

•Net loss totaling $6.8 million
◦Adjusted EBITDA(1) totaling $5.9 million

•Declared Q2 2020 dividend of $0.14 per share of Class A common stock
◦Payout of 100% of Q2 2020 discretionary cash flow(1)

•Acquired 300 net royalty acres deploying $2.3 million in mineral acquisition capital
◦Acquisition costs totaling $4.3 million per net location, representing a 37% decrease vs Q1 2020
◦Remaining highly disciplined with acquisitions given volatile market conditions

•705 gross (4.6 net) drilled but uncompleted locations (“DUCs”) as of June 30, 2020
◦Converted 222 (25%) gross and 1.2 (21%) net DUCs during Q2 2020
◦Approximately 60% of June 30, 2020 net DUC inventory located in Permian Basin
◦Anticipate majority of DUCs to be completed by ExxonMobil, Chevron Corporation, Royal Dutch Shell, Continental Resources, Crestone Peak and PDC Energy

•Subsequent to completion of Chevron Corporation and Noble Energy, Inc. merger, anticipate 8% of organic undeveloped inventory to be operated by Chevron in the Delaware and DJ Basins
◦Permian Basin and DJ Basin to comprise 6% and 2%, respectively, of undeveloped inventory

•$16.5 million cash balance and undrawn revolver capacity of $135 million as of June 30, 2020
◦Approximately $151 million of liquidity

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.

Ben M. (“Bud”) Brigham, Executive Chairman, commented, “The unprecedented challenges posed by COVID-19 and the OPEC + production disagreement in March significantly impacted the energy markets during the second quarter thereby reducing our realized pricing as well as forcing some of our operators to curtail production. As a result, we saw lower levels of discretionary cash flow(1) in the second quarter, however, as we previously committed to our shareholders we are distributing 100% of our discretionary cash flow(1) given our cash on hand and undrawn revolver capacity. Further, our portfolio has been carefully constructed by our team of geologists and reservoir engineers to acquire in the core geologic areas within liquids rich resource plays and importantly the optionality associated with our approach has played out yet again with Chevron Corporation's announced acquisition of Noble Energy. With roughly 8% of our undeveloped

EXHIBIT 99.1
locations soon to be under Chevron control, we believe those locations will be developed more efficiently by Chevron given their extremely well-capitalized balance sheet and proven track record of consistent rig deployment throughout commodity cycles.”

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Challenging macro conditions in the energy space drove record low rig counts and a substantial decline in frac crews during the second quarter. Although the challenging conditions resulted in a sequential decline in our second quarter production, our data indicates that approximately one-third of our DUCs in inventory at the end of the second quarter have been treated and can potentially be rapidly turned in line to production during the second half of 2020. Given both our treated DUCs and operator commentary indicating curtailed volumes will largely be back on line beginning in the third quarter, we believe our production volumes will stabilize and average in excess of 9,000 Boe/d in the second half of 2020. Further, our permitting inventory remains strong due to continued strength in new Permian activity that will provide the basis for future production. Finally, our technical teams are excited by the recent significant deal flow that has transpired, which points to a potential thawing of the acquisition markets and the opportunity to jump start our ground game acquisitions during the remainder of 2020 at lower pricing levels. Thus far in the third quarter, we've closed or have under contract $15 million of mineral acquisitions, 90% of which are located in the Permian Basin and approximately two-thirds of the total is located in Loving County. We continue to believe that our ample liquidity will allow us to achieve differentiated mineral acquisition performance in the second half of the year.”

Blake C. Williams, Chief Financial Officer, added, “Our financial results reflect the challenging environment we faced with benchmark and realized pricing down significantly and many of our operators curtailing some of our production volumes for the majority of the second quarter. Despite these issues, our strong balance sheet allowed us to avoid industry wide leverage issues, avoid putting on hedges as a reaction to declining prices, and therefore we are currently poised to fully benefit from a stabilization and eventual recovery of the crude markets. In terms of general & administrative costs, excluding the impacts of approximately $0.7 million in secondary offering and other annual costs, we were able to achieve reductions in run-rate cash costs during the second quarter in line with our previously announced initiatives.”

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

Due to the ongoing COVID-19 pandemic and crude market volatility, the Company was focused on preserving balance sheet flexibility and liquidity during the second quarter 2020. During the quarter, the Company closed seven transactions acquiring 300 net royalty acres (standardized to a 1/8th royalty interest) deploying $2.3 million in capital primarily to the Midland Basin. As of June 30, 2020, the Company had acquired roughly 83,575 net royalty acres, encompassing 12,907 gross (113.2 net) undeveloped horizontal locations, across 39 counties in what the Company views as the cores of the Permian Basin in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the Denver-Julesburg (“DJ”) Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

The table below summarizes the Company’s mineral and royalty interest ownership at the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres
June 30, 2020	26,550	4,800	11,375	10,700	15,600	7,825	6,725	83,575
March 31, 2020	26,550	4,575	11,375	10,700	15,600	7,825	6,650	83,275
Acres Added (Sold) Q/Q	—	225	—	—	—	—	75	300
% Added (sold) Q/Q	0.0%	4.9%	0.0%	0.0%	0.0%	0.0%	1.1%	0.4%

DUC Conversions Updates

The Company saw approximately 222 gross (1.2 net) DUCs converted to production during the second quarter, which represented 25% of its gross DUC inventory (21% of net DUCs) at the end of the first quarter of 2020. Second quarter conversions of gross and net wells by status are summarized in the table below:

EXHIBIT 99.1

Q2 2020 Wells Converted to Proved Developed Producing
	Gross		Net
DUCs	222	97%	1.2	92%
Acquired	7	3%	0.1	8%
Total	229	100%	1.3	100%

Drilling Activity Update

During the second quarter 2020, the Company identified 36 gross (0.2 net) wells spud on its mineral position. In 2019 and 2018, respectively, the Company averaged 219 gross (1.4 net) and 135 gross (1.0 net) wells spud per quarter. Brigham’s gross and net wells spud activity over the past ten quarters is summarized in the table below:

	Q1 18	Q2 18	Q3 18	Q4 18	Q1 19	Q2 19	Q3 19	Q4 19	Q1 20	Q2 20
Gross Wells Spud	82	99	208	150	230	248	214	185	209	36
Net Wells Spud	0.3	1.1	1.4	1.0	1.2	1.3	1.3	1.7	1.6	0.2
Four Quarter Rolling Average Net Wells Spud				1.0	1.2	1.2	1.2	1.4	1.5	1.1

DUC and Permit Inventory Update

Given the aforementioned challenges facing the global crude market and our operators, the near-term conversion of wells from DUCs or permits to proved developed producing was delayed and may continue to be delayed or deferred relative to historic conversion rates. Brigham’s gross and net DUC and permit inventory as of June 30, 2020 by basin is outlined in the table below:

	Development Inventory by Basin (1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	198	157	69	8	128	138	7	705
Permits	165	119	12	9	214	209	7	735
Net Inventory
DUCs	2.1	0.7	0.4	0.0	1.1	0.3	0.0	4.6
Permits	1.3	0.5	0.1	0.0	2.2	0.4	0.1	4.5
(1) Individual amounts may not add to totals due to rounding.

FINANCIAL UPDATE

For the three months ended June 30, 2020, crude oil, natural gas and NGL production volumes, increased 31% to 8,854 Boe/d as compared to the same prior year period, due to a 73% increase in Permian Basin volumes and a 12% increase in Anadarko Basin volumes.

Second quarter 2020 average realized prices were $24.15 per barrel of oil, $1.11 per Mcf of natural gas, and $7.28 per barrel of NGL, for a total equivalent price of $15.57 per Boe. This represents a 48% decrease relative to first quarter 2020 and is 58% lower than year-ago levels of $37.42 per Boe.

The Company’s net loss was $6.8 million for the three months ended June 30, 2020, inclusive of $1.9 million of non-cash share-based compensation expense. Adjusted EBITDA was $5.9 million for the three months ended June 30, 2020, down 68% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $5.8 million for the three months ended June 30, 2020, down 65% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

EXHIBIT 99.1

As of June 30, 2020, the Company had a cash balance of $16.5 million and $135.0 million of capacity under its revolving credit facility, providing the Company with total liquidity of $151.5 million. During the three months ended June 30, 2020, $0.3 million of debt issuance costs were written off as a result of the reduction in the revolving credit facility's borrowing base from $180 million to $135 million in conjunction with the May redetermination.

Results of Operations

Unaudited Financial and Operational Results	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per unit of production data)	2020	2019	2020	2019
Operating Revenues
Oil sales	$9,766	$19,140	$33,353	$32,715
Natural gas sales	1,555	2,309	4,346	4,896
NGL sales	1,222	1,600	3,218	3,028
Total mineral and royalty revenue	$12,543	$23,049	$40,917	$40,639
Lease bonus and other revenue	62	1,480	3,968	2,155
Total Revenues	$12,605	$24,529	$44,885	$42,794
Production
Oil (MBbls)	404	346	921	613
Natural Gas (MMcf)	1,402	1,066	2,986	1,935
NGLs (MBbls)	168	92	333	165
Equivalents (MBoe)	806	616	1,752	1,100
Equivalents per day (Boe/d)	8,854	6,768	9,628	6,079
Realized Prices ($/Boe)
Oil ($/Bbl)	$24.15	$55.24	$36.20	$53.34
Natural gas ($/Mcf)	1.11	2.17	1.46	2.53
NGLs ($/Bbl)	7.28	17.42	9.66	18.41
Average Realized Price, without Derivatives	$15.57	$37.42	$23.35	$36.93
Average Realized Price, with Derivatives	$15.57	$37.49	$23.35	$37.15
Operating Expenses
Gathering, transportation and marketing	$1,625	$1,523	$3,404	$2,637
Severance and ad valorem taxes	1,034	1,450	2,786	2,829
Depreciation, depletion and amortization	11,200	6,760	24,026	11,876
General and administrative (before share-based compensation)	4,037	3,267	7,664	5,216
Total Operating Expenses (before share-based compensation)	$17,896	$13,000	$37,880	$22,558
General and administrative, share-based compensation	1,853	6,495	3,736	6,495
Total Operating Expenses	$19,749	$19,495	$41,616	$29,053
(Loss) Income From Operations	$(7,144)	$5,034	$3,269	$13,741
Gain (loss) on derivative instruments	—	73	—	(612)
Interest expense, net	(545)	(1,270)	(577)	(5,095)
Loss on extinguishment of debt	—	(6,933)	—	(6,933)
Other income, net	23	6	25	35
(Loss) Income Before Taxes	$(7,666)	$(3,090)	$2,717	$1,136
Income tax (benefit) expense	(850)	117	732	307
Net (Loss) Income	$(6,816)	$(3,207)	$1,985	$829
Less: net income attributable to predecessor	—	(1,590)	—	(5,092)
Less: net loss (income) attributable to temporary equity	2,766	2,941	(1,329)	2,941

EXHIBIT 99.1

Net (loss) income attributable to Brigham Minerals, Inc. Stockholders	$(4,050)	(1,856)	$656	(1,322)

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$2.02	$2.47	$1.94	$2.40
Severance and ad valorem taxes	1.28	2.35	1.59	2.57
Depreciation, depletion and amortization	13.90	10.98	13.71	10.79
General and administrative (before share-based compensation)	5.01	5.30	4.37	4.74
General and administrative, share-based compensation	2.30	10.55	2.13	5.90
Interest expense, net	0.68	2.06	0.33	4.63

QUARTERLY CASH DIVIDEND

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the second quarter 2020 of $0.14 per share of Class A common stock, to be paid on September 3, 2020 to holders of record as of August 27, 2020. An amount equal to the cash dividend per share will also be set aside for each outstanding RSU and PSU granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

BRIGHAM MINERALS SECOND QUARTER 2020 EARNINGS CONFERENCE CALL
•Thursday, August 13, 2020 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time)
•Pre-register by visiting http://dpregister.com/10145678
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.
We define Adjusted EBITDA as net income (loss) before depreciation, depletion and amortization, share based compensation expense, interest expense, gain or loss on derivative instruments and income tax expense, less other income and gain or loss on sale of oil and gas properties. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus revenue we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow may differ from computations of similarly titled measures of other companies.
The following tables present a reconciliation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, and Discretionary Cash Flow to the most directly comparable GAAP financial measure for the periods indicated.

EXHIBIT 99.1

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended
($ In thousands)	June 30, 2020	March 31, 2020	June 30, 2019
Net (Loss) Income	$(6,816)	$8,801	$(3,207)
Add:
Loss on extinguishment of debt	—	—	6,933
Adjusted Net (Loss) Income	$(6,816)	$8,801	$3,726
Add:
Depreciation, depletion and amortization	11,200	12,826	6,760
Share-based compensation expense	1,853	1,884	6,495
Interest expense, net	545	32	1,270
Income tax expense	—	1,582	117
Less:
Gain on derivative instruments, net	—	—	73
Other income, net	23	2	6
Income tax benefit	850	—	—
Adjusted EBITDA	$5,909	$25,123	$18,289
Less:
Lease bonus revenue	62	3,906	1,480
Adjusted EBITDA ex Lease Bonus	$5,847	$21,217	$16,809

EXHIBIT 99.1
Reconciliation of Discretionary Cash Flow

	Three Months Ended
($ In thousands, except per share amounts)	June 30, 2020	March 31, 2020
Adjusted EBITDA (1)	$5,909	$25,123
Less:
Adjusted EBITDA attributable to non-controlling interest	(1,829)	$(10,029)
Adjusted EBITDA attributable to Class A Common Stock	$4,080	$15,094
Less:
Cash interest expense	165	152
Cash taxes (2)	(2,036)	2,036
Dividend equivalent rights	462	360
Retained cash flow	—	—
Less:
Lease bonus attributable to Class A Common Stock	43	2,348
Discretionary cash flow to Class A Common Stock ex Lease Bonus	$5,446	$10,198
Plus:
Lease bonus attributable to Class A Common Stock	43	2,348
Discretionary cash flow to Class A Common Stock	$5,489	$12,546

Shares of Class A Common Stock	39,297	34,174

Discretionary cash flow per share of Class A Common Stock ex. Lease Bonus	$0.14	$0.30
Discretionary cash flow per share of Class A Common Stock - Dividend	$0.14	$0.37
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income above.
(2) The Company does not expect to incur federal income taxes for income related to results for the six months ended June 30, 2020.

EXHIBIT 99.1
UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share amounts)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$16,465	$51,133
Accounts receivable	18,011	30,291
Prepaid expenses and other	2,281	1,688
Total current assets	36,757	83,112
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	307,809	291,664
Evaluated property	464,630	449,061
Less accumulated depreciation, depletion, and amortization	(85,986)	(61,103)
Total oil and gas properties, net	686,453	679,622
Other property and equipment	5,381	5,095
Less accumulated depreciation	(4,410)	(3,703)
Other property and equipment, net	971	1,392
Deferred tax asset	17,783	18,823
Other assets, net	928	1,213
Total assets	$742,892	$784,162

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$8,197	$11,533
Total current liabilities	8,197	11,533
Long-term bank debt	—	—
Other non-current liabilities	1,747	803
Temporary equity	214,146	454,507
Shareholders' equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 39,296,944 shares issued and outstanding at June 30, 2020; 400,000,000 authorized, 34,040,934 issued and outstanding at December 31, 2019	393	340
Class B common stock, $0.01 par value; 150,000,000 authorized, 17,612,638 shares issued and outstanding at June 30, 2020; 150,000,000 authorized, 22,847,045 shares issued and outstanding at December 31, 2019	—	—
Additional paid-in capital	551,165	323,578
Accumulated deficit	(32,756)	(6,599)
Total shareholders' equity attributable to Brigham Minerals Inc.	518,802	317,319
Total liabilities and shareholders' equity	$742,892	$784,162

EXHIBIT 99.1
UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2020	2019	2020	2019
REVENUES
Mineral and royalty revenues	$12,543	$23,049	$40,917	$40,639
Lease bonus and other revenues	62	1,480	3,968	2,155
Total revenues	12,605	24,529	44,885	42,794
OPERATING EXPENSES
Gathering, transportation and marketing	1,625	1,523	3,404	2,637
Severance and ad valorem taxes	1,034	1,450	2,786	2,829
Depreciation, depletion and amortization	11,200	6,760	24,026	11,876
General and administrative (excluding share-based compensation)	4,037	3,267	7,664	5,216
Total operating expenses (excluding share-based compensation)	17,896	13,000	37,880	22,558
General and administrative, share-based compensation	1,853	6,495	3,736	6,495
Total operating expenses	19,749	19,495	41,616	29,053
NET (LOSS) INCOME FROM OPERATIONS	(7,144)	5,034	3,269	13,741
Gain (loss) on derivative instruments, net	—	73	—	(612)
Interest expense, net	(545)	(1,270)	(577)	(5,095)
Loss on extinguishment of debt	—	(6,933)	—	(6,933)
Other income, net	23	6	25	35
(Loss) income before income taxes	(7,666)	(3,090)	2,717	1,136
Income tax (benefit) expense	(850)	117	732	307
NET (LOSS) INCOME	$(6,816)	$(3,207)	$1,985	$829
Less: net income attributable to Predecessor	—	(1,590)	—	(5,092)
Less: net (loss) income attributable to temporary equity	2,766	2,941	(1,329)	2,941
Net (loss) income attributable to Brigham Minerals, Inc. shareholders	$(4,050)	$(1,856)	$656	$(1,322)

NET (LOSS) INCOME PER COMMON SHARE
Basic	$(0.11)	$(0.12)	$0.02	$(0.24)
Diluted	$(0.11)	$(0.12)	$0.02	$(0.25)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	35,282	17,819	34,631	8,959
Diluted	35,282	41,460	34,631	20,806

EXHIBIT 99.1
UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
(In thousands)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,985	$829
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	24,026	11,876
Share-based compensation expense	3,736	6,495
Loss on extinguishment of debt	—	6,933
Amortization of debt issuance costs	485	291
Deferred income taxes	463	66
Loss on derivative instruments, net	—	612
Net cash received for derivative settlements	—	238
Bad debt expense	299	293
Changes in operating assets and liabilities:
Decrease in accounts receivable	11,980	185
(Increase)/Decrease in other current assets	(592)	1,268
(Decrease)/Increase in accounts payable and accrued liabilities	(3,509)	481
Decrease in other long-term liabilities	(256)	—
Net cash provided by operating activities	$38,617	$29,567
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(28,755)	(81,053)
Additions to other fixed assets	(286)	(113)
Proceeds from sale of oil and gas properties, net	1,565	2,001
Net cash used in investing activities	$(27,476)	$(79,165)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of short-term debt	—	(4,596)
Payments of long-term debt	—	(195,404)
Borrowing of long-term debt	—	25,000
Payment of debt extinguishment fees	—	(2,090)
Proceeds from issuance of Class A common stock	—	278,541
Dividends paid	(25,772)	—
Distribution to holders of temporary equity	(19,834)	—
Debt issuance costs	(203)	(1,144)
Net cash (used in) provided by financing activities	$(45,809)	$100,307
Decrease in cash and cash equivalents and restricted cash	(34,668)	50,709
Cash and cash equivalents and restricted cash, beginning of period	51,133	32,018
Cash and cash equivalents and restricted cash, end of period	$16,465	$82,727
Supplemental disclosure of non-cash activity:
Accrued capital expenditures	$23	$1,679
Capitalized share-based compensation cost	$2,998	$1,010
Temporary equity cumulative adjustment to carrying value	$(168,572)	$97,344

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance included within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming in operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation and storage facilities, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-6350

Or

For Investor and Media Inquiries:
Lincoln Churchill Advisors
Julie D. Baughman
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.